FIRST AMENDMENT TO THE
AVON PRODUCTS, INC. 2010 STOCK INCENTIVE PLAN
THIS FIRST AMENDMENT is made to the Avon Products, Inc. 2010 Stock Incentive Plan by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (the “Company”).
INTRODUCTION
The Company maintains the Avon Products, Inc. 2010 Stock Incentive Plan (the “Plan”). The Company now wishes to amend the Plan to (i) modify the definition of “Committee” and (ii) permit the Committee (as defined in the Plan) to delegate certain of its duties to a subcommittee. Such amendment would be effective as of March 1, 2016 for awards outstanding under the Plan on or after such date.
AMENDMENT
NOW, THEREFORE, the Company hereby amends the Plan, effective as of March 1, 2016, as follows:
1. By replacing Section 2(i) in its entirety with the following:
““Committee” means Compensation and Management Development Committee of the Board or such other the committee appointed by the Board to administer the Plan, (i) each member of which must be “independent” under the rules of the New York Stock Exchange, (ii) at least two members of which must satisfy the criteria for being an “outside director” for purposes of Code Section 162(m) and (iii) at least two members of which must satisfy the criteria for being a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act; provided that, with respect to Awards to non-employee directors under an Award Program, “Committee” means the Board or the Nominating and Corporate Governance Committee of the Board.”

2. By adding the following sentence to the end of Section 8(a) thereof:

“The Committee may delegate the approval of certain transactions to subcommittees consisting solely of members of the Committee who are (i) “outside directors” for purposes of Code Section 162(m) or (ii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the date set forth below.

AVON PRODUCTS, INC.
Dated: March 1, 2016	By: Title:

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